Exhibit 5.1

FORSTROM  JACKSON

BARRISTERS AND SOLICITORS*

December 11, 2007

VIA FACSIMILE

       file no:  SPAR0851

     reply to:  Stephen B. Jackson

Securities and Exchange Commission

              direct line:  (604) 661-0742

100 F Street, N.E.

        email:  sbj@fjlaw.ca

Washington, DE 20549

Dear Sirs:

Re:

Sparking Events, Inc., a Nevada corporation

Registration Statement on Form SB-2

We refer to the above-captioned registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed by Sparking Events, Inc., a Nevada corporation ( the “Company”) with the Securities and Exchange Commission on or about the date of this letter.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm as related Prospectus.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulation of the Securities and Exchange Commission.

Yours truly,

FORSTROM JACKSON

Per:

/s/ Stephen Jackson

Stephen B. Jackson

SBJ/bm

cc: Carlo Giusto

SUITE 1200 – 525 HOWE STREET VANCOUVER BC V6C 2T6

PHONE (604) 685-8757 FACSIMILE (604) 661-0759 EMAIL MAILBOX@MFJBARRISTERS.BC.CA

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